UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2014

(Date of earliest event reported)

Adherex Technologies Inc.

(Exact name of registrant as specified in its charter)

Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709

(Address of principal executive offices, including zip code)

919-636-4530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Adherex Technologies Inc. (the “Company”) announced that the Company had appointed Dr. Khalid Islam and Adrian Haigh as members of its Board of Directors, effective as of April 28, 2014. Dr. Islam and Mr. Haigh are nominees of Manchester Explorer, L.P. and certain entities associated with Manchester Explorer, nominated pursuant to the Board of Directors nomination rights granted to them in connection with the Company’s non-brokered financing transaction that occurred in November 2013.

There are no arrangements or understandings between Dr. Islam or Mr. Haigh and any other person pursuant to which Dr. Islam or Mr. Haigh was appointed as a director of the Company. Dr. Islam and Mr. Haigh do not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, and neither Dr. Islam nor Mr. Haigh had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

Neither Dr. Islam nor Mr. Haigh has any family relationship with any other officer or director of the Company. None of Dr. Islam, Mr. Haigh or any of their immediate family members has a material interest in any transaction with the Company involving the payment or receipt of an amount exceeding $120,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer

Date: April 28, 2014